Exhibit 10.2

SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT
BETWEEN
ARES STRATEGIC INCOME FUND
AND
ARES OPERATIONS LLC

This Second Amended and Restated Administration Agreement (this “Agreement”), dated as of September 12, 2024, is made by and between Ares Strategic Income Fund, a Delaware statutory trust (the “Fund”), and Ares Operations LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Fund is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, on November 22, 2022, the Fund and the Administrator entered into an Administration Agreement, pursuant to which the Administrator agreed to provide administrative services to the Fund (the “Initial Agreement”), and on May 25, 2023, the Fund and the Administrator entered into the Amended and Restated Administration Agreement, which amended and restated the Initial Agreement in its entirety (the “First Amended Agreement”); and

WHEREAS, the Fund and the Administrator desire to amend and restate the First Amended Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree that the First Amended Agreement is hereby amended and restated in its entirety to read as follows (and that the First Amended Agreement shall be of no further force and effect whatsoever after the date hereof):

1.            Duties of the Administrator.

(a)            Employment of Administrator. The Fund hereby employs the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Trustees of the Fund (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses as provided for below. The Administrator and any such other persons providing services arranged for by the Administrator shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

(b)            Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Fund. Without limiting the generality of the foregoing, the Administrator shall provide the Fund with office facilities, equipment, clerical, bookkeeping and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Fund, arrange for the services of, and oversee, custodians, depositories, transfer agents, escrow agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. The Administrator shall be responsible for the financial and other records that the Fund is required to maintain and shall prepare all reports and other materials required to be filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority, including reports to shareholders. The Administrator will provide on the Fund’s behalf significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance. In addition, the Administrator will assist the Fund in determining and publishing the Fund’s net asset value, overseeing the preparation and filing of the Fund’s tax returns, and the printing and dissemination of reports to shareholders of the Fund, and generally overseeing the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

2.            Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with that act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records that it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.            Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, or by judicial or administrative process or otherwise by applicable law or regulation.

4.            Compensation; Allocation of Costs and Expenses.

(a)            In full consideration of the provision of the services of the Administrator, the Fund shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder.

(b)            The Fund will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by the Fund’s investment adviser (the “Adviser”), pursuant to the Second Amended and Restated Investment Advisory and Management Agreement, dated as of May 25, 2023, by and between the Fund and the Adviser, as amended from time to time (the “Advisory Agreement”). Costs and expenses to be borne by the Fund include, but are not limited to, those relating to:

(i)            “organization and offering expenses” of the Fund associated with this offering, as provided for in Conduct Rule 2310(a)(12) of the Financial Industrial Regulatory Authority, but excluding any shareholder servicing and/or distribution fees;

(ii)            calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firms or pricing services);

(iii)            expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments (including the cost of consultants hired to develop information technology systems designed to monitor the Fund’s investments) and performing due diligence on its prospective portfolio companies;

(iv)            interest payable on debt, if any, incurred to finance the Fund’s investments;

(v)            offerings of the Fund’s common shares of beneficial interest (“Shares”)  and the Fund’s other securities;

(vi)            the costs of effecting any repurchases of the Shares and the Fund’s other securities, if any;

(vii)            investment advisory fees, including management fees and incentive fees, payable under the Advisory Agreement;

(viii)          administration fees, if any, payable under this Agreement;

(ix)            fees payable, if any, under any intermediary manager or selected intermediary agreements;

(x)             shareholder servicing and/or distribution fees payable under the Fund’s Distribution and Shareholder Servicing Plan adopted pursuant to Rule 12b-1 under the 1940 Act;

(xi)            fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments (including payments to third party vendors for financial information services);

(xii)            transfer agent, escrow agent and custodial fees and expenses;

(xiii)           federal and state registration fees;

(xiv)          all costs of registration and listing the Fund’s Shares or any other securities on any securities exchange;

(xv)           federal, state and local taxes;

(xvi)          independent trustees’ fees and expenses;

(xvii)         costs of preparing and filing reports or other documents required by governmental bodies (including the SEC) and any agency administering the securities laws of a state;

(xviii)         costs of any reports, proxy statements or other notices to shareholders, including printing and other related costs;

(xix)           commissions and other compensation payable to brokers or dealers;

(xx)            the Fund’s allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums;

(xxi)           outside legal expenses;

(xxii)          accounting expenses (including fees and disbursements and expenses related to the audit of the Fund and the preparation of the Fund’s tax information);

(xxiii)         direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, and staff; and

(xxiv)         all other expenses incurred by the Fund or the Administrator in connection with administering the Fund’s business (including payments under this Agreement based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under this Agreement, including rent (if office space is provided by the Administrator) and the allocable portion of the cost of the Fund’s officers and their respective staffs (including travel expenses)). Such expenses shall exclude, for the avoidance of doubt, (1) rent or depreciation, utilities, capital equipment or other administrative items of the Adviser or Administrator, or (2) any costs allocated to any “Controlling Person” (as defined in the NASAA Omnibus Guidelines, as amended from time to time) of the Adviser or the Administrator.

5.            Limitation of Liability of the Administrator; Indemnification. The Administrator, its members and their respective officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them (collectively, the “Indemnified Parties”) shall not be liable to the Fund for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Fund, and the Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Fund. Notwithstanding the foregoing provisions of this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). In addition, notwithstanding anything in this Paragraph 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Administrator against, or entitle or be deemed to entitle the Administrator to, indemnification in respect of, any liability to the Fund or its security holders to which the Administrator would otherwise be subject by reason of negligence or misconduct in the performance of the Administrator’s duties.

6.            Activities of the Administrator. The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each other person providing services as arranged by the Administrator is free to render services to others. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its affiliates, as trustees, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and trustees, officers, members, managers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.

7.            Duration and Termination of this Agreement.

(a)            This Agreement shall become effective as of the date first written above. Notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration, and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as and to the extent applicable.

(b)            This Agreement shall remain in effect for two years from the date of the Initial Agreement, November 22, 2022, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the Board and (ii) a majority of those members of the Board who are not parties to this Agreement or “interested persons” (as such term is defined in the Investment Company Act) of any such party.

(c)            This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board, or by the Administrator, upon 60 days’ written notice to the other party. This Agreement may not be assigned by a party without the consent of the other party.

8.            Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.

9.            Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder.

10.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11.          No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions or rights, and no waiver shall be binding unless executed in writing by all parties hereto.

12.          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13.          Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14.          Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or pdf transmission), each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

15.          Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

16.          Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings (including the Original Agreement), both written and oral, between the parties with respect to such subject matter.

17.          Certain Matters of Construction.

(a)            The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(b)            Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c)            The word “including” shall mean including without limitation.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

ARES STRATEGIC INCOME FUND

By:	/s/ Michael L. Smith
	Name:	Michael L. Smith
	Title:	Co-Chief Executive Officer

ARES OPERATIONS LLC

By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	Authorized Signatory

[Signature Page to Second Amended and Restated Administration Agreement]